Exhibit 99.2

Presse-Information	Bayer AG Communications 51368 Leverkusen Deutschland Tel. +49 214 30-1 www.presse.bayer.de

Übernahmeangebot erfolgreich:

Bayer übernimmt Mehrheit bei Conceptus

•	96,4 Prozent der Conceptus-Aktien angedient

•	Vollständige Übernahme von Conceptus steht unmittelbar bevor

Leverkusen, 5. Juni 2013 – Der Bayer-Konzern hat das Übernahmeangebot für die Aktien der Conceptus, Inc. (NASDAQ:CPTS) erfolgreich abgeschlossen. Die Aktionäre der Gesellschaft mit Sitz im kalifornischen Mountain View haben Bayer bis zum Ablauf der Angebotsfrist in der vergangenen Nacht 31.983.536 Aktien angedient. Das entspricht 96,4 Prozent der ausstehenden Conceptus-Aktien. Hierin enthalten sind 2.198.177 Anteile (6,6 Prozent der ausstehenden Conceptus-Aktien), deren Andienung verbindlich zugesagt wurde. Bayer hat alle Aktien, die im Rahmen des Übernahmeangebots angedient und nicht wieder zurückgezogen wurden, angenommen und wird umgehend den Kaufpreis für diese Aktien entrichten.

,,Wir freuen uns über die positive Resonanz auf unser Angebot bei den Aktionären von Conceptus. Sie ist ein Beleg für die hervorragenden Perspektiven, die diese Übernahme eröffnet“, sagte Dr. Marijn Dekkers, Vorstandsvorsitzender der Bayer AG.

Bayer beabsichtigt nun, die sogenannte ,,Top-up-Option“ auszuüben. Danach wird Conceptus eigene Aktien zu einem Preis an Bayer veräußern, der dem des Übernahmeangebots entspricht. Hierdurch erwirbt Bayer mehr als 90 Prozent der Conceptus-Aktien und kann so das Unternehmen vollständig übernehmen, ohne eine Hauptversammlung der Conceptus-Aktionäre einzuberufen.

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Conceptus soll umgehend mit einer Tochtergesellschaft von Bayer verschmolzen werden – damit wird Bayer alleiniger Eigentümer von Conceptus. Die noch verbliebenen Aktionäre von Conceptus erhalten dann für ihre Anteile 31 US-Dollar je Aktie in bar. Das entspricht dem Kaufpreis, den diejenigen Aktionäre erhalten, die Bayer ihre Aktien bereits aufgrund des Übernahmeangebots angedient haben.

Die Transaktion hat einen Gesamtwert von etwa 1,1 Milliarden US-Dollar (852 Millionen Euro).

Conceptus hat das Essure®-Verfahren, die einzige Methode zur dauerhaften Empfängnisverhütung ohne operativen Eingriff, entwickelt und vermarktet dieses in den USA sowie in weiteren Ländern. Nach Abschluss der Akquisition wird Bayer eine noch breitere Auswahl kurz- und langwirksamer sowie dauerhafter Verhütungsmethoden anbieten können.

Bayer: Science For A Better Life

Bayer ist ein weltweit tätiges Unternehmen mit Kernkompetenzen auf den Gebieten Gesundheit, Agrarwirtschaft und hochwertige Materialien. Als Innovations-Unternehmen setzt Bayer Zeichen in forschungsintensiven Bereichen. Mit seinen Produkten und Dienstleistungen will Bayer den Menschen nützen und zur Verbesserung der Lebensqualität beitragen. Gleichzeitig will der Konzern Werte durch Innovation, Wachstum und eine hohe Ertragskraft schaffen. Bayer bekennt sich zu den Prinzipien der Nachhaltigkeit und handelt als ,,Corporate Citizen“ sozial und ethisch verantwortlich. Im Geschäftsjahr 2012 erzielte der Konzern mit 110.500 Beschäftigten einen Umsatz von 39,8 Milliarden Euro. Die Investitionen beliefen sich auf 2,0 Milliarden Euro und die Ausgaben für Forschung und Entwicklung auf 3,0 Milliarden Euro. Weitere Informationen sind im Internet zu finden unter www.bayer.de.

Ansprechpartner:

Christian Hartel, Tel. +49 214 30-47686,

E-Mail: christian.hartel@bayer.com

Mehr Informationen finden Sie unter www.bayer.de.

ha            (2013-0314)

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Zukunftsgerichtete Aussagen

Diese Presseinformation kann bestimmte in die Zukunft gerichtete Aussagen enthalten, die auf den gegenwärtigen Annahmen und Prognosen der Unternehmensleitung des Bayer-Konzerns bzw. seiner Teilkonzerne beruhen. Verschiedene bekannte wie auch unbekannte Risiken, Ungewissheiten und andere Faktoren können dazu führen, dass die tatsächlichen Ergebnisse, die Finanzlage, die Entwicklung oder die Performance der Gesellschaft wesentlich von den hier gegebenen Einschätzungen abweichen. Diese Faktoren schließen diejenigen ein, die Bayer in veröffentlichten Berichten beschrieben hat. Diese Berichte stehen auf der Bayer-Webseite www.bayer.de zur Verfügung. Die Gesellschaft übernimmt keinerlei Verpflichtung, solche zukunftsgerichteten Aussagen fortzuschreiben und an zukünftige Ereignisse oder Entwicklungen anzupassen.

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